Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Starry Group Holdings, Inc. on Form S-1 of our report dated March 25, 2022, which includes an explanatory paragraph as to FirstMark Horizon Acquisition Corp.’s ability to continue as a going concern, with respect to our audits of the financial statements of FirstMark Horizon Acquisition Corp. as of December 31, 2021 and 2020, and for the year ended December 31, 2021 and for the period from August 13, 2020 (inception) through December 31, 2020, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on March 29, 2022 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

Boston, MA

April 18, 2022